Exclusive Purchase Right Agreement

This Exclusive Purchase Right Agreement (Hereinafter referred to as “the agreement”) is to be signed by the following parties in Harbin, People’s Republic of China (Hereinafter referred to as “China”) on March 30, 2016.

Party A: Harbin Donghui Technology Co., Ltd. is a wholly foreign-owned company duly incorporated and validly existing under Chinese law. Its registered address is No.15 Ruyi Court, Kunlun Shopping Mall, No.26 Hengshan Road, Economic Development Area, Nangang District, Harbin;

Party B: All the people listed in attached table 1; and

Party C: Harbin Dongxing Energy Saving Technical Service Co., Ltd., a limited liability company duly incorporated and validly existing under Chinese laws. Its registered address is No.183 Daxin Street, Daowai District, Harbin.

In this agreement, Party A, Party B and Party C are hereinafter referred to as “one party” respectively or “all parties” collectively.

Whereas:

1 Party A, as a wholly foreign-owned company, duly incorporated and validly existing under the laws of China.

2 Party C is a limited liability company duly incorporated and validly existing under the laws of China. Party B are all Chinese citizens who have registered in shareholders’ list of Party C and hold 100% shares of Party C.

3 Party B agree to authorize an exclusive purchase right to Party A hereof and Party A agrees to accept the exclusive purchasing right to buy all or partial stock of Party C right held by Party B.

All parties are agreed to conclude the following terms:

1 Stock Purchase

1.1 Empowerment

As Party A paid Party B 10 yuan as consideration, and Party B confirmed it had been received, and believed the consideration was enough, Party B hereby irrevocably authorize an irrevocable special right (“stock purchase right”) which allows Party A to decide executive procedures on its own under the approval of Chinese law and to buy or let one or more persons (“the designated persons”) to buy all or partial stocks of Party C from Party B one time or more at the above-mentioned price in term 1.3 of the agreement.

1.2 Executive Procedures

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Party A executes its stock purchase right on the premise of conforming to Chinese laws and regulations. When executing its stock purchase right, Party A has to issue a written notice (“share purchasing notice”) to Party B, clarifying the following items on it: (a) decision of Party A or its designated persons concerning the execution of stock purchase right; (b) stock shares (“purchased stock”) Party A or its designated persons want to buy from Party B; and (c) purchase day/transfer day of purchased stocks.

1.3 Stock Purchase Price

The total price of all stock shares of Party C, which Party A executes its stock purchase right and buys from Party B, should be 10 yuan; when Party A executes its stock purchase right and buys partial shares of Party C from Party B, the stock purchase price should be calculated proportionally. If the lowest price allowed by Chinese law is lower than the above-mentioned price when Party A executes its right, the transfer price should be subject to the lowest price allowed by Chinese law (generally called “stock purchase price”).

1.4 The Transfer of Purchased Stocks

Every time when Party A executes its right:

1.4.1 Party B should instruct Party C to conduct shareholders’ meeting where the decision of Party B transferring purchased stock should be approved;

1.4.2 As for transferring purchased stocks to Party A and/or its designated persons, Party B should acquire the written announcement from other shareholders of Party C who approve the transfer and waive the right of preemption;

1.4.3 Party B should sign share transfer contract for each transfer with Party A and/or its designated persons (subject to actual circumstances) according to the stipulation of the agreement and stock purchase notice;

1.4.4 Related parties should sign all required contracts, agreements and files, achieve all required permission and approval from government, take all necessary actions, transfer valid ownership of purchased stocks to Party A or its designated persons on the occasion of attaching no guarantee, and register Party A and/or its designated persons in shareholders’ list. For the purpose of this term and the agreement, “security interests” include mortgage, pledge, right or benefit of the third party, any stock purchase right, acquisition right, preemptive right, offset right, ownership seizure or other pledge arrangement, etc.; but for the sake of preciseness not including any security interest under this agreement, “Pledge of Shares Agreement” of Party B and Letter of Authorization of Party B. “Pledge of Shares Agreement of Party B” stipulated in this agreement refers to the Pledge of Shares Agreement signed by Party A, Party B and Party C at the date of signing this agreement and any amendment, revision or restatement of it; “Letter of Authorization” of Party B stipulated in this agreement refers to the Letter of Authorization which Party B signed at the date of

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signing this agreement to authorize Party A together with any amendment, revision or restatement of it.

1.5 Deposit

When Party A executes stock purchase right, Party A and Party B will further negotiate the specific payment method of consideration of stock rights.

2 Commitments

2.1 Commitments of Party C

Party B (as a shareholder of Party C) and Party C hereby promise:

2.1.1 Any form of supplement, amendment, alteration or revision of association articles of Party C, increase or decrease of registered capital or any change of its registered capital structure are not allowed without written approval of Party A beforehand;

2.1.2 According to sound financial and business standard and convention, keep the standing of the company, acquire and maintain all approval and certificates from government required by business of Party C, run its business and handle events prudently and effectively;

2.1.3 Without prior written consent of Party A, do not sell, transfer, pledge or dispose any major assets, business or rights of legal income or benefit of Party C above 500,000 yuan, or any other security interest allowed to be set upon them;

2.1.4 Without prior written consent of Party A, do not arise, inherit, warrant or allow to have any liability, but except for accounts payable created in the course of normal or daily business instead of loan;

2.1.5 Always run all the business in the course of normal or daily business, maintain asset value of Party C and do not take any action or negative action enough to influence its operation and asset value;

2.1.6 Without prior written consent of Party A, do not allow Party C to sign any major contract, except contracts signed in normal business (as for this section, if the total value of a contract is more than 500,000 yuan, it should be considered as a major contract);

2.1.7 Without prior written consent of Party A, Party C is not allowed to offer any person loan and credit;

2.1.8 As Party A requires, provide Party with information about operation and financial conditions of Party C;

2.1.9 If Party A puts forward related requirements, Party C should buy and hold the

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insurance on its assets and business from an insurance company accepted by Party A. The value and type of such insurance should be in accordance with other companies who run similar business;

2.1.10 Without prior written consent of Party A, Party C is not allowed to merger, unite, acquire or invest on any person;

2.1.11 If any lawsuit, arbitration or administrative procedure related to assets, business or income of Party C will or may happen, Party A should be informed immediately;

2.1.12 In order to keep Party C’s ownership on all of its assets, sign all necessary or proper files, take all necessary or proper actions, file all necessary or proper lawsuits and set up necessary or proper pleading on all claims for compensation;

2.1.13 Without prior written consent of Party A, do not distribute dividend to each shareholder in any form. But as soon as Party A requires, Party C should immediately share all disposable dividend with all shareholders;

2.1.14 According to the requirement of Party A, assign any person who is designated by Party A to be director or executive director of Party C;

2.1.15 Without prior written consent of Party A, do not involve in any business which is competitive to Party A or its related companies; and

2.1.16 Unless there is compulsive requirement of Chinese law, without prior written consent of Party A, Party C can’t dismiss and clear up accounts.

2.2 Commitments of Party B

Party B promise:

2.2.1 Without prior written consent of Party A, do not sell, transfer, pledge or dispose any major assets, business or rights of legal income or benefits of Party C, or any other security interest allowed to be set upon them, except for rights set by Pledge of Shares Agreement of Party C and Letter of Authorization of Party C;

2.2.2 Prompt board of shareholders and/or directors (or executive director) of Party C not to approve of selling, transferring, pledging or disposing any major assets, business or rights of legal income or benefits of Party C, or any other security interest allowed to be set upon them without prior written consent of Party A, except rights set by Pledge of Shares Agreement of Party C and Letter of Authorization of Party C;

2.2.3 Without prior written consent of Party A, with respect to merger, union, acquisition and investment Party C does, Party B will prompt board of shareholders and/or directors (or executive director) not to approve;

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2.2.4 If any lawsuit, arbitration or administrative procedure related to its shares will or may happen, Party A should be informed immediately;

2.2.5 Prompt board of shareholders and/or directors (or executive director) of Party C to agree with the transfer of purchased shares stipulated in this agreement and take any other action as Party A requires;

2.2.6 In order to keep its ownership on shares, sign all necessary or proper files, take all necessary or proper actions, file all necessary or proper lawsuits, and conduct necessary or proper pleading on all claims for compensation;

2.2.7 As Party A requires, assign any person designated by Party A to be director or executive director of Party C;

2.2.8 Party B hereby waive preemptive right (if any) on the shares which other shareholders of Party C transfer to Party A, agree that other shareholders of Party C can sign similar contracts to this agreement, Pledge of Shares Agreement and Letter of Authorization of Party B with Party A and Party C, and promise not to behave conflictive to any file signed by other shareholders;

2.2.9 If obtaining any profit, dividend or income at liquidation, Party B should grant it to Party A or its designated person under the law of China; and

2.2.10 Strictly abide by the provision of the agreement and other agreements signed jointly or respectively by Party B, Party C and Party A, execute all obligations under such agreements and do not take actions or negative actions enough to influence the effectiveness and enforceability of such agreements.

3 Statement and Commitment

Party B and Party C hereby jointly and respectively state and promise the following content to Party A at the date of this agreement being signed and each transfer date:

3.1 Party B and Party C have right, power and authorization to sign and deliver this agreement, sign any share exchange agreement (respectively referred to as “exchange agreement”) in each time of transferring purchased shares to which they are parties according to the agreement, and execute obligations under the agreement and any exchange agreement. Party B and Party C agree that when Party A executes purchase right, they will sign accordant exchange agreement with this one. This agreement and other exchange agreements to which they are parties, after signed, will form legal, valid and binding obligation and be able to execute the terms of them compulsorily;

3.2 Party B and Party C have already gained the approval and permission (if needed) from the third party or government department to sign, deliver and execute this agreement;

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3.3 Whether this agreement or any exchange agreement is signed and delivered, or obligation under this agreement or any exchange agreement is executed, it will not: (1) result in violation of any related law of China; (2) conflict with organization articles of Party C and files of other entities; (3) result in violation of any agreement or file to which it is a party or by which it is bound, or lead to breach of any agreement or file to which it is a party or by which it is bound; (4) result in violation of any conferment and continuously effective condition of permission and approval granted to any party; or (5) result in termination, cancel or attachment of conditions of permission and approval granted to any party;

3.4 Party B have good and salable ownership on shares of Party C held by Party B. Except for Pledge of Shares Agreement and Letter of Authorization of Party B, Party B don’t set up any security interest on the above-mentioned shares;

3.5 Party C has good and salable ownership on the assets of Party C. Party C doesn’t set up any security interest on the above-mentioned shares.

3.6 Party C has no liability left to be paid, except (1) liability created in the course of its normal business, and (2) liability which has been disclosed to Party A and Party A issues a written approval;

3.7 Party C abides by all laws and regulations applicable to asset acquisition; and

3.8 No lawsuit, arbitration or administrative procedure, with respect to shares, assets of Party C or Party C, is currently pending or against Party C.

4 Valid Period

This agreement takes effect as of the date of it being signed. The agreement will terminate after all shares of Party C held by Party B are transferred to Party A and/or its designated person pursuant to the provision of the agreement.

5 Applicable Law and Dispute Resolution

5.1 Applicable Law

The formation, effect, explanation, fulfillment, amendment, termination and dispute resolution of this agreement should adopt Chinese law.

5.2 Solutions of Disputes

Any dispute created in the course of explanation and fulfillment of the agreement should be solved via friendly negotiation among all parties. If the dispute doesn’t get solved within 30 days after one party issues written notice for negotiation, each party can deliver it to Harbin Arbitration Office who will solve it via arbitration pursuant to its rules. The arbitration results are final and bound to all parties.

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6 Taxation and Expenses

Pursuant to Chinese laws, each party should undertake any or all taxation and expenses for transfer and register incurred or levied in the course of preparing and signing the agreement and other transfer contracts, and fulfilling transactions contemplated in the agreement and other transfer contracts.

7 Notice

7.1 All notices and correspondences required or issued pursuant to the agreement should be delivered by specific personnel, mailed via registered letter, or processed by prepaid postage or business courier service or fax to the following address. Each notice should be delivered again via e-mail. The date of notice being delivered and considered as effectiveness should be confirmed as following ways:

7.1.1 If the notice is sent by specific personnel, carrier service, registered mail or prepaid postage, the delivery date should be considered as the day when it is received or rejected at the designated address.

7.1.2 If the notice is sent by fax, the delivery date should be considered as the day when it is successfully faxed (the automatically generated confirm information could be the testimonial).

7.2 For the sake of being informed, the addresses of all parties are as follows:

Party A: Harbin Donghui Technology Co., Ltd.

Address: No.15 Ruyi Court, Kunlun Shopping Mall, No.26 Hengshan Road, Economic Development Area, Nangang District, Harbin

Receiver: WANG Ximing

Tel.: 13654523613

E-mail: 672635766@qq.com

Party B: See the attached table 1

Party C: Harbin Dongxing Energy Saving Technical Service Co., Ltd.

Address: No.183 Daxin Street, Daowai District, Harbin

Receiver: CHENG Zhao

Tel.: 13946000887

E-mail: litian-001@163.com

7.3 Each party can inform the other one of changing its address of receiving notices at any time according to this term.

8 Non-disclosure Obligation

all parties admit and confirm that any oral or written exchange information concerning this agreement and the content of the agreement for preparing or fulfilling

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the agreement should be considered as non-disclosure information. The following information is excepted: (a) any information which has been known or will be known by the public (isn’t disclosed without authorization by one of the parties who takes the non-disclosure information); (b) any information which needs to be disclosed pursuant to applicable laws and regulations, security exchange rules or orders from government departments or courts; or (c) the information concerning this agreement which needs to be disclosed to its shareholders, directors, employees, law or financial consultant who should take similar responsibility to keep it secret. If shareholders, directors, employees or hired agencies of any party let out the non-disclosure information, they have to take responsibility for breach of contract.

9 Further Guarantee

All parties agree to quickly sign all necessary or beneficial files to execute all provisions and purposes under this agreement, and take further necessary or beneficial actions to execute all provisions and purposes under this agreement.

10 Obligation for Breach of the Agreement

10.1 If Party B or Party C substantially breaks any term of this agreement, Party A has rights to terminate the agreement and/or claims compensation for damages; term 10 shouldn’t get in the way of any other rights of Party A under this agreement.

10.2 Unless otherwise stipulated by law, Party B or Party C has no rights to terminate or rescind this agreement.

11 Other Items

11.1 Amendment, revision and supplement

All amendments, revision and supplements on this agreement can count only after a written agreement signed by all parties.

11.2 Entire Agreement

This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior negotiations, understandings and agreements, written or oral, with respect to such subject matter, except for written amendment, supplement or revision after the agreement being signed.

11.3 Titles

The titles of the agreement are provided only for reading convenience and should not explain, interpret or influence the definition of all provisions of the agreement.

11.4 Language

This agreement is written in Chinese and in quadruplicate. Each party holds one.

11.5 Divisibility

If one or several stipulations of this agreement have been adjudged as invalid, illegal

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or unenforceable according to any law or regulation, other valid, legal or enforceable stipulations of the agreement shouldn’t be influenced or damaged by that in any aspect. All parties should conduct sincere negotiation in order to replace these invalid, illegal or unenforceable stipulations with effective ones to the most extent of both parties’ expectations and approval of law. And the economic effect created by those valid stipulations should be similar to the economic effect created by those invalid, illegal or unenforceable terms.

11.6 Successor

The agreement should be bound and beneficial to successors of all parties and transferees allowed by all parties.

11.7 Remain Effective

11.7.1 Any obligation which occurs or falls because of the agreement before the termination and early termination of the agreement remains effective after the termination and early termination of the agreement.

11.7.2 Provisions in term 5, 8, 10 and 11.7 of the agreement remain effective after the termination of the agreement.

11.8 Waiver

Each party can carry out a waiver to terms and conditions of the agreement, but it must be written and signed by all parties. Under a certain circumstance, that one party waives with respect to other parties’ breach shouldn’t be considered that such party waives the right when it comes to similar breach under other circumstances.

In witness whereof, the corporate parties hereto have caused this Exclusive Purchase Right Agreement to be signed by their respective officers, hereunto duly authorized, and take immediate effect as of the date first-above written.

Party A: Harbin Donghui Technology Co., Ltd.(Seal)

Signature: WANG Ximing (Signature)

Name: WANG Ximing

Position: Legal Person

In witness whereof, the corporate parties hereto have caused this Exclusive Purchase Right Agreement to be signed by their respective officers, hereunto duly authorized, and take immediate effect as of the date first-above written.

Party B: CHENG Zhao

Signature: /s/ CHENG Zhao (Signature)

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In witness whereof, the corporate parties hereto have caused this Exclusive Purchase Right Agreement to be signed by their respective officers, hereunto duly authorized, and take immediate effect as of the date first-above written.

Party B: SU Dianli

Signature: /s/ SU Dianli (Signature)

In witness whereof, the corporate parties hereto have caused this Exclusive Purchase Right Agreement to be signed by their respective officers, hereunto duly authorized, and take immediate effect as of the date first-above written.

Party C: Harbin Dongxing Energy Saving Technical Service Co., Ltd. (Seal)

Signature: /s/ CHENG Zhao (Signature)

Name: CHENG Zhao

Position: Legal Person

Attached Table 1

Shareholder’s Name	ID Card No./Register No.	Amount of Contribution	Shareholding Ratio	Residence	Contact Address
CHENG Zhao	230102197503121617	9,750,000	97.5%	Room 601, Unit 5, A107 Building, Zhengyi Huayuan Residential Area, Nangang Dist., Harbin	Room 601, Unit 5, A107 Building, Zhengyi Huayuan Residential Area, Nangang Dist., Harbin
SU Dianli	230106195604272517	250,000	2.5%	Room 501, Unit 1, No.32 Liaoyang Street, Nangang District, Harbin	Room 501, Unit 1, No.32 Liaoyang Street, Nangang District, Harbin
Total		10,000,000	100%

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